Filed pursuant to Rule 424(b)(3)
File Number 333-110373

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 13, 2004)

     You should read this prospectus supplement and the related prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

     The information contained in this prospectus supplement updates the information in the prospectus dated August 13, 2004, and filed with the SEC on August 19, 2004. To the extent that there is a discrepancy between the information contained herein and the information in the initial prospectus, the information contained herein supercedes and replaces such conflicting information.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-QSB

     (Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended September 30, 2004

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to __________

Commission File Number: 000-30874

CANEUM, INC.

(Exact name of Registrant as specified in charter)

Nevada	33-0916900
State or other jurisdiction of	I.R.S. Employer I.D. No.
incorporation or organization

170 Newport Center Drive, Suite 220, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (949) 273-4000

Check whether the Issuer (1) has filed all reports required to be filed by section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such fling requirements for the past 90 days. (1) Yes ☒ No ☐      (2) Yes ☒ No ☐

State the number of shares outstanding of each of the Issuer’s classes of common equity as of the latest practicable date: At November 9, 2004, there were 4,192,042 shares of our common stock outstanding.

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)

FINANCIAL STATEMENTS

FOR THE QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
BALANCE SHEETS
AS OF SEPTEMBER 30, 2004, (UNAUDITED) AND DECEMBER 31, 2003

ASSETS

	September 30,	December 31,
	2004	2003
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$322,168	$781,387
Accounts receivable	98,091	40,450
Prepaid expenses and other assets	15,000	15,000
Deferred Compensation	6,850	—
Available-for-sale equity securities (Note 3)	31,381	77,521

TOTAL CURRENT ASSETS	473,490	914,358

FIXED ASSETS
Software	100	100

TOTAL FIXED ASSETS	100	100

OTHER ASSETS
Capitalized acquisition costs (Note 2)	86,150	—

TOTAL ASSETS	$559,740	$914,458

See accompanying notes to the financial statements.

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
BALANCE SHEETS
AS OF SEPTEMBER 30, 2004, (UNAUDITED) AND DECEMBER 31, 2003

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2004	2003
	(Unaudited)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$190,851	$20,984
Taxes payable	—	800

TOTAL CURRENT LIABILITIES	190,851	21,784

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS’ EQUITY (Note 7)
Common stock, 100,000,000 shares authorized at $.001 par value: 4,137,987 and 4,010,000 shares issued, issuable and outstanding, respectively	4,138	4,010
Additional paid in capital	1,595,435	1,287,665
Accumulated deficit	(1,171,207)	(382,217)
Accumulated other comprehensive loss	(59,477)	(16,784)

TOTAL STOCKHOLDERS’ EQUITY	368,889	892,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$559,740	$914,458

See accompanying notes to the financial statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three months ended		Nine months ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
	2004	2003	2004	2003
REVENUE	$162,628	$21,000	$376,667	$36,108
COST OF REVENUE	138,910	27,351	256,230	31,101

GROSS PROFIT	23,718	(6,351)	120,437	5,007
OPERATING EXPENSES	433,013	133,318	894,959	198,432

LOSS FROM OPERATIONS	(409,295)	(139,669)	(774,522)	(193,425)
OTHER INCOME (EXPENSE)
Other income	—	11,784	37,834	11,784
Realized losses from the sales of securities	(42,994)	(5,540)	(53,689)	(5,540)
Dividend income	—	—	22	—
Interest income	334	191	2,165	222
Interest expense	—		—	(979)

TOTAL OTHER INCOME (EXPENSE)	(42,660)	6,435	(13,668)	5,487

LOSS BEFORE INCOME TAX	(451,955)	(133,234)	(788,190)	(187,938)
INCOME TAX EXPENSE	(800)	—	(800)	—

NET LOSS	$(452,755)	$(133,234)	$(788,990)	$(187,938)

LOSS PER COMMON SHARE	(0.11)	(0.04)	(0.20)	(0.09)
SHARES USED IN EARNINGS PER SHARE CALCULATIONS
WEIGHTED AVERAGE COMMON SHARES	4,037,987	3,220,115	4,023,608	2,031,724
OTHER COMPREHENSIVE INCOME (LOSS)
NET LOSS	$(452,755)	$(133,234)	$(788,990)	$(187,938)
OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized (loss)/gain on available-for-sale securities (Note 3)	(242)	3,380	(42,693)	3,380

COMPREHENSIVE LOSS	$(452,997)	$(129,854)	$(831,683)	$(184,558)

See accompanying notes to the financial statements

CANEUM, INC.

(FORMERLY, SAIPHT CORPORATION)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Accumulated other comprehensive	Total Stockholders’
	Shares	Amount	Capital	deficit	(loss)	Equity
BALANCE, December 31, 2003	4,010,000	$4,010	$1,287,665	$(382,217)	$(16,784)	$892,674
Net loss for the nine months ended September 30, 2004				(788,990)		(788,990)
Stock-based compensation expense			83,199			83,199
Issue of stock for administrative services	5,000	5	3,745			3,750
Issue of stock for legal services	21,014	21	15,739			15,760
Issue of stock for legal services	1,973	2	5,187			5,189
Shares issued in connection with a private placement at $2.00 per share	100,000	100	199,900			200,000
Other comprehensive (loss) for the nine months ended September 30, 2004					(42,693)	(42,693)

BALANCE, September 30, 2004, (unaudited)	4,137,987	$4,138	$1,595,435	$(1,171,207)	$(59,477)	$368,889

See accompanying notes to the financial statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)

STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	Sep 30,	Sep 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(788,990)	$(187,938)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation expense	83,199	—
Expenses paid by stock issuance	24,699	26,050
Loss on sale of securities	53,689	5,540
Receipt of stock for services	(32,500)	—
Increase in accounts receivable	(57,641)	(21,000)
Increase in prepaid and other assets		(15,000)
Increase in deferred compensation	(6,850)
Decrease in interest receivable	—	144
Decrease in interest payable	—	10,842
Increase in accounts payable	169,067	—

NET CASH FLOWS USED BY OPERATING ACTIVITIES	(555,327)	(181,362)

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized acquisition costs	(86,150)	—
Purchases of available-for-sale securities	(266,366)	(421,465)
Proceeds from available-for-sale securities	248,624	397,663
Payments on related party note	—	1,250

NET CASH FLOWS USED BY INVESTING ACTIVITIES	(103,892)	(22,552)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	200,000	836,600
Payments on notes payable	—	(23,087)

NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	200,000	813,513

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(459,219)	609,599

CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR	781,387	—

CASH AND CASH EQUIVALENTS, END OF THE YEAR	$322,168	$609,599

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$—	$979

Cash paid for income taxes	$1,600	$—

See accompanying notes to the financial statements

NOTE 1 — Corporate History

     Caneum, Inc. (the “Company”) was incorporated in Nevada on March 1, 2000, as Saiph Corporation for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On March 5, 2003 the Company filed Amended Articles of Incorporation changing its name to SaiphT Corporation. On July 21, 2003, the Company changed its name to Caneum, Inc.

     The Company currently provides a broad variety of business process outsourcing, software development and information technology consulting services. The Company also intends to acquire and grow companies in the software and information technology sectors.

     Prior to 2003, the Company had not conducted any significant operations, and its activities focused primarily on financing activities, organizational efforts, and seeking a merger target. Although the Company earned its initial operating revenues in the quarter ended March 31, 2003, such revenues were not significant, and as a result, the Company’s prior period financial statements have been presented as a “development stage enterprise” in accordance with the guidance provided in Statement of Financial Accounting Standards No. 7. As the result of the revenues earned during the quarter and year ended December 2003, management no longer considers the Company to be a development stage enterprise.

     The condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2004, and the results of its operations for the three and nine months ended September 30, 2004, and September 30, 2003, have been made. The results of its operations for such interim period are not necessarily indicative of the results to be expected for the entire year. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003.

NOTE 2 — Significant Accounting Policies

Revenue Recognition

     The Company derives its revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with the provisions of SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” The Company recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. The Company records all shipping and handling fees billed to customers as revenue, and related costs as cost of sales, when incurred, in accordance with Emerging Issues Task Force (“EITF”) 00-10 “Accounting for Shipping and Handling Fees and Costs.”

     During the quarter and nine months ended September 30, 2004, the Company had three customers that each accounted for at least 10% of the Company’s revenue. As of September 30, 2004, six customers, each accounted for at least 10% of accounts receivable.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At September 30, 2004, the Company had no amounts on deposit that exceeded federally insured limits.

Investments

     Marketable securities held by the Company which meet the criteria for classification as available-for-sale are carried at fair value, net of a market discount, if any, to reflect any restrictions on transferability. Unrealized holding gains and losses on securities classified as available-for-sale are carried net of income taxes as a component of Accumulated Other Comprehensive Income (Loss).

Stock-Based Compensation

     The Company accounts for employee stock-based compensation using the intrinsic value method provided in Accounting Practice Bulletin Opinion No. 25, and interpretations thereof. When stock options are granted to employees with exercise prices less than the fair value of the underlying common stock at the date of the grant, the difference is recognized as compensation expense and is recorded over the vesting period of the options.

     The Company accounts for non-employee stock-based compensation using the fair value method provided by Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by EITF 96-18.

     In accordance with SFAS No. 123 and SFAS No. 148, the Company has adopted the fair value pro-forma disclosure provisions for employee stock options.

Stock-Based Compensation (continued)

     As of September 30, 2004, the Company has one stock-based compensation plan, which is described more fully in Note 5. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to employee stock options.

	Three months ended	Three months ended	Nine months ended	Nine months ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
Net loss, as reported	$(452,755)	$(133,234)	$(788,990)	$(187,938)
Stock based compensation deducted in arriving at net loss as reported	61,949	0	83,199	0

	(390,806)	(133,234)	(705,791)	(187,938)
Stock-based compensation determined under fair value method	(165,886)	(50,416)	(394,048)	(100,832)

Net loss, pro-forma	(556,602)	(183,650)	(1,099,839)	(288,770)
Net loss per share, as reported	(0.11)	(0.04)	(0.20)	(0.09)
Net loss per share, pro-forma	(0.14)	(0.06)	(0.27)	(0.14)

     The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

	2004	2003
Volatility	148.92%	45.33%
Risk-free Interest Rate	4.00%	6.00%
Expected life of options	4-5 years	5 years

     The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company’s stock options plans. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.

Fair Value of Financial Instruments

     SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At September 30, 2004 and December 31, 2003, management believes that the carrying amounts of cash and cash equivalents, investments in securities and accounts payable approximate fair value because of the short maturity of these financial instruments.

Accounting For Income Taxes

     The Company follows SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and the tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Earnings (Loss) Per Share

     Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Such shares are not included when there is a loss as the effect would be anti-dilutive.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

NOTE 3 – Available-for-Sale Equity Securities

     At September 30, 2004, the Company had $31,381 of available-for-sale equity securities and such values were determined based on quoted market prices. These equity securities had an aggregate unrealized loss of $59,477, and an aggregate cost basis of $90,858 as of September 30, 2004.

NOTE 4 — Related Party Transactions

     During the quarter ended September 30, 2004, the Company had outstanding into the following transactions with entities whose principals and/or directors are shareholders of the Company:

Revenue

     As more fully described in Note 8 the Company has entered into an agreement to purchase Pipeline Software, Inc. Caneum’s income for the quarter ended September 30, 2004 includes revenues of $102,318 derived from Pipeline Software, Inc., $72,000 for key employees now on employment contracts at Caneum and the remaining $30,318 for outsourced services provided by Caneum.

Rent

     The Company subleases space from Cygni Capital, LLC whose principal is a shareholder of the Company. The current rent is $1,400 per month. The total rent expense was $5,500 for the quarter ended September 30, 2004 and $1,500 for the quarter ended September 30, 2003. This agreement is on a month-to-month term.

Management Services Agreement

     The Company has retained Cygni Capital, LLC whose principal is a shareholder of the Company to perform certain management services. These services include, but are not limited to reception, telephone, janitorial, bookkeeping and general office services. The current service agreement is for $450 per month. The total expense pursuant to this agreement was $1,350 for the quarter ended September 30, 2004 and $4,000 for the quarter ended September 30, 2003. This agreement is on a month-to-month term.

Consulting Services

     The Company had retained Cygni Capital, LLC whose principal is a shareholder of the Company to perform certain consulting services. These services are professional in nature and include, but are not limited to document preparation and consulting services. The current agreement is $5,000 per month. The total expense pursuant to this agreement was $15,000 for the quarter ended September 30, 2004 and $9,000 for the quarter ended September 30, 2003. This agreement is on a month-to-month term.

Jason Daggett (a former Director) is the President of Monico Capital, which has a one year agreement through July 2005 to provide Investor Relations and Public Relations services at $7500 per month. Cygni Capital, LLC (above) owns a 50% non-managing interest in Monico Capital and Mr. Daggett is a Vice-President and minority non-managing member of Cygni Capital, LLC.

NOTE 5 — Stock Plan

     On December 18, 2002, the Company’s Board of Directors and shareholders adopted the 2002 Stock Option/Stock Issuance Plan (the “Plan”). The Plan was approved by shareholders effective June 12, 2004. The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company.

     There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. On March 10, 2004, the Board of Directors authorized an amendment to the Plan to increase the number of shares of common stock under the plan to 7,500,000, subject to shareholder approval within twelve months following the date of this amendment.

     The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2010, whichever is earlier. The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

     The purchase price under each option is established by the plan administrator. Additionally, the plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. Stock issued under the Plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

     A summary of option grants made under the Plan as of September 30, 2004 is presented below:

		Weighted Average
Common Stock Options Granted		Exercise Price
Outstanding at December 31, 2002	0	$0.00
Granted during 2003	3,037,500	$0.56
Outstanding at December 31, 2003	3,037,500	$0.56
Granted during the quarter ended March 31,2004	750,000	$0.75
Outstanding at March 31, 2004	3,787,500	$0.59
Granted during the quarter ended June 30, 2004	1,105,000	$0.75
Outstanding at June 30, 2004	4,892,500	$0.63
Granted during the quarter ended September 30, 2004	388,000	$2.51
Outstanding at September 30, 2004	5,280,500	$0.77

Weighted Average
Exercise Price
Options exercisable September 30, 2004	2,112,708	$0.59

Exercise Price	Number Vested
$0.50	100,000
$0.55	1,604,166
$0.75	408,542
$2.40	0
$2.44	0
$3.00	0

NOTE 6 – Commitments and Contingencies

Employment Contracts

     On October 28, 2003, the Company’s Compensation Committee approved employment agreements with the Company’s President, Sukhbir Singh Mudan, Alan S. Knitowski, the Company’s Chairman, and Robert F. Mitro, the Company’s Vice-Chairman. The following description sets forth the material individual terms of these agreements:

•	Sukhbir Singh Mudan. The initial period of the employment agreement for Mr. Mudan is three years. Mr. Mudan is required to devote not less than 75% of his business time to the business of the Company, and his base salary is $120,000 per annum. Mr. Mudan received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.

•	Alan S. Knitowski. Mr. Knitowski is required to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $120,000 per annum and he received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.

•	Robert F. Mitro. Mr. Mitro is required to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $60,000 per annum and he received options to purchase 750,000 shares at $0.55 per share as additional compensation for entering into the agreement.

     On March 17, 2004, the Compensation Committee approved an employment agreement with the Company’s Executive Vice-President, Gary D. Allhusen. The initial period of the employment agreement for Mr. Allhusen is three years and he is required to devote 100% of his business time to the business of the Company. Mr. Allhusen’s base salary is $120,000 per annum and he received options to purchase 750,000 shares at $0.75 per share as additional compensation for entering into the agreement.

     In June 2004, the Compensation Committee approved an employment agreement with the Company’s Director of Technical Services, Charlie Sundling. The initial period of the employment agreement for Mr. Sundling is two years and he is required to devote 90% of his business time to the business of the Company. Mr. Sundling’s base salary is $120,000 per annum and he received options to purchase 500,000 shares at $0.75 per share as additional compensation for entering into the agreement.

     In June 2004, the Compensation Committee approved an employment agreement with the Company’s Director of Professional Services, Raju Patel. The initial period of the employment agreement for Mr. Patel is two years and he is required to devote 100% of his business time to the business of the Company. Mr. Patel’s base salary is $120,000 per annum and he received options to purchase 500,000 shares at $0.75 per share as additional compensation for entering into the agreement.

NOTE 7 – Common Stock

     As of September 30, 2004 the Company had received subscriptions of $200,000 in connection with a private placement of $1,000,000. The private placement was for 500,000 common shares at $2.00 per share.

NOTE 8– Acquisition

     On July 8, 2004, the Company entered into a merger agreement with Pipeline Software, Inc., a California corporation. The agreement provides for Pipeline to be merged with and into the Company. Under the terms of the agreement the shareholders of Pipeline will receive 1,000,000 shares of the Company’s common stock payable over a period of two years, with 500,000 being issued pro rata to the shareholders of Pipeline at the effective time of the merger, 250,000 being issued to these shareholders on the first anniversary date, and 250,000 on the second anniversary date. Shareholders of Pipeline will also receive pro rata a cash payment of $50,000 per month for the first ten months following the closing of the merger. In addition to customary closing conditions, closing will be subject to the approval of the shareholders of both companies and the audit of the financial statements of Pipeline. Closing is further conditioned upon Pipeline having a positive net income for the year ended December 31, 2003, having at least $700,000 of gross revenue and positive net income for the period from January 1, 2004, until June 30, 2004, and having $300,000 in cash and current accounts receivable at the effective time of the merger, less accounts payable. The closing of the transaction is subject to SEC review and disposition of the original conditions. Management believes that the agreement will be finalized in the fourth quarter.

Item 2. Management’s Discussion and Analysis and Plan of Operation

     The following discussion should be read in conjunction with our financial statements and related notes thereto as filed with the Securities and Exchange Commission.

Background

     Prior to December 2002 we had no operating history. We are currently a global provider of business process and information technology outsourcing products and services across vertical industries including technology, energy, government, education and healthcare. We provide a suite of business strategy and planning capabilities to assist customers with their make versus buy decisions in the areas of data, network, product development, product maintenance and support, and fulfill our services onshore, in-region (NAFTA), and offshore, depending on the business goals and objectives of our global customers. In parallel, we are opportunistically pursuing accretive acquisitions within our core outsourcing products and services suite in order to broaden our core capabilities, expand our customer base and supplement our organic growth.

     On July 8, 2004, we entered into a merger agreement with Pipeline Software, Inc., a California corporation. The agreement provides for Pipeline to be merged with and into our company. Under the terms of the agreement the shareholders of Pipeline will receive 1,000,000 shares of our common stock payable over a period of two years, with 500,000 being issued pro rata to the shareholders of Pipeline at the effective time of the merger, 250,000 being issued to these shareholders on the first anniversary date, and 250,000 on the second anniversary date. Shareholders of Pipeline will also receive pro rata a cash payment of $50,000 per month for the first ten months following the closing of the merger. In addition to customary closing conditions, closing will be subject to the approval of the shareholders of both companies and the audit of the financial statements of Pipeline. Closing is further conditioned upon Pipeline having a positive net income for the year ended December 31, 2003, having at least $700,000 of gross revenue and positive net income for the period from January 1, 2004, until June 30, 2004, and having $300,000 in cash and current accounts receivable at the effective time of the merger, less accounts payable. The closing date has been delayed to allow for the SEC to complete their review of the transaction. Subject to the SEC review and disposition of the contingencies management expects the merger to be completed in the fourth quarter.

     Rolling forward, we intend to grow in two ways: first, through the further sales and marketing of our business process and information technology outsourcing services, and second, through the acquisition of other business process and information technology outsourcing companies that add to our core capabilities and our available customer base to sell outsourcing products and services.

Critical Accounting Policies

     Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. There were no changes to our critical accounting policies for the quarter ended June 30, 2004.

     We derive our revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with all applicable revenue recognition criteria. For these transactions we apply the provisions of SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” We recognize revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. We record all shipping and handling fees billed to customers as revenue, and related costs as cost of sales, when incurred, in accordance with EITF 00-10 “Accounting for Shipping and Handling

Fees and Costs.”

     Cost of services consists primarily of payments to third-party vendors and contractors. General and administrative expenses consist primarily of overhead in managing the pilot programs and marketing expenses for future projects, and due diligence costs in reviewing acquisition targets. Corporate overhead expenses relate to salaries and benefits of personnel responsible for corporate activities, including acquisitions, administrative, and reporting responsibilities. We record these expenses when incurred.

Results of Operations

     During the quarter ended September 30, 2004, revenues increased 674%, to $162,628 versus $21,000 for the comparative quarter ended September 30, 2003. For the nine months ended September 30, 2004, revenue increased 943%, to $376,667 versus $36,108 for the comparative period. The increase in revenue is due to additional sales efforts. Additional orders have come from existing customers, while we have also focused on adding new customers and new revenue streams.

     Our cost of revenue earned increased 408%, to $138,910 for the quarter ended September 30, 2004, versus $27,351 for the comparative quarter ended September 30, 2003. For the nine months ended September 30, 2004, cost of revenue increased 724%, to $256,230 versus $31,101 for the comparative period. The increased cost reflects the related increase in the volume of subcontractor costs associated with the services provided by us to our clients.

     The resulting gross profit for the quarter ended September 30, 2004, increased $23,718 versus a loss of $6,351 for the comparative quarter ended September 30, 2004, reflecting a current quarterly gross profit margin of 15%. The gross profit for the nine months ended September 30, 2004 was $120,437 or 32% versus $5,007 or 14% for the comparative period.

     Our operating expenses for the quarter ended September 30, 2004, increased 324%, to $433,013 versus $133,318 for the quarter ended September 30, 2003. The increased operating expenses resulted from the creation of an organization to support the current and future activities of the company. The major components of operating expense were payroll and related taxes, benefits and bonuses of $232,001 and investor relations of $38,160.

     The increase in payroll and related benefits was a result of adding to our technical and support staff. These additions to headcount were considered necessary to enable us to execute our business strategy. As we seek to communicate with the investment community, we have also incurred costs in investor relations. For the nine months ended September 30, 2004, operating expenses increased to $894,959 from $198,432 for the comparative quarter ended September 30, 2003. Payroll and related taxes, benefits and bonuses amounted to $478,405 and investor relations expense was $69,660.

     Management has not yet determined the amount of revenues and expenses estimated for 2004, but anticipate that they will increase progressively.

Liquidity and Capital Resources

     As of September 30, 2004, cash decreased 59%, to $322,168 from $781,387 at December 31, 2003. This is a decrease of $459,219 in cash and cash equivalents for the nine months ended September 30, 2004. The decrease in cash and cash equivalents consists of cash used in operations of $555,327 and cash used by investing activities of $103,892. The Company also received $200,000 from the sale of stock in connection with a private placement. The amount of cash and cash equivalents used in operations and investing activities for the nine months ended September 30, 2003, was $181,362 and $22,552, respectively. However, during the comparative period we also raised $836,600 in private placements and paid down notes payable of $23,087, resulting in a net increase in cash and cash equivalents during the comparative period.

     Working capital decreased 68%, to $282,639 at September 30, 2004, as compared with working capital of $892,574 at December 31, 2003. This decrease in working capital was a result primarily of the planned use of funds generated from prior stock offerings to support the business during its growth phase offset by the $200,000 generated from the current offering.

     Management believes that with revenues generated from operations, together with funds generated from the prior sale of our common stock, we will have sufficient cash to satisfy existing operating cash needs and working capital requirements during 2004 and through at least June 30, 2005. Our monthly cash requirements have fluctuated between approximately $46,000 and $90,000, and management estimates that future monthly cash requirements will be approximately $60,000 to $90,000. Generating modest additional revenues, we estimate that our cash on hand, together with the additional offering of $1,000,000 would enable us to meet our cash flow requirements for the next twelve months. Any additional funds from operations would likely extend this estimated period.

     Additionally, we may continue to compensate employees with equity incentives, where possible, and continue to utilize equity instruments to compensate existing and new employees hired to minimize cash outlays. Management believes this strategy provides the ability to increase stockholder value as well as utilize cash resources more effectively.

     During future quarters, we may seek additional funding to finance future acquisitions. The amount and timing of such capital transactions is not yet known and will depend largely on our operating needs and the cost to acquire new information technology companies. Our ability to secure this additional funding given present market conditions is uncertain, as is the financial effect any such funding may have on our capital structure or operating results.

Off-Balance Sheet Arrangements

     During the nine months ended September 30, 2004, we did not engage in any off-balance sheet arrangements.

Recent Accounting Pronouncements

     Stock-Based Compensation. We account for employee stock-based compensation under the “intrinsic value” method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), as opposed to the “fair value” method prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Pursuant to the provisions of APB 25, we generally do not record an expense for the value of stock-based awards granted to employees. If proposals currently under consideration by various accounting standard organizations are adopted, such as the Financial Accounting Standards Board Proposed Statement of Financial Accounting Standard, “ Share-Based Payment, an amendment of FASB Statements No. 123 and 95, “ we may be required to treat the value of stock-based awards granted to employees as compensation expense in the future, which could have a material adverse effect on our reported operating results and could negatively affect the price of our Common Stock. If these proposals are adopted, we could decide to reduce the number of stock-based awards granted to employees in the future, which could adversely impact our ability to attract qualified candidates or retain existing employees without increasing their cash compensation and, therefore, have material adverse effect on our business, results of operations and financial condition.

Forward-Looking Statements

     This report contains certain forward-looking statements and information that are based on assumptions made by management and on information currently available. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions, as they relate to our company or its management, are intended to identify forward-looking statements. These statements reflect management’s current view of our company concerning future events and are subject to certain risks, uncertainties and assumptions, including among many others the following: changes in the information technology industry; changes in out-sourcing and off-shore operations; a general economic downturn; a further downturn in the securities markets; our early phase of operations; reliance on foreign suppliers and contractors; the inability to locate suitable acquisition targets; and other risks and uncertainties. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected.

Item 3. Controls and Procedures

     Disclosure Controls and Procedures. Our principal executive officer and principal financial officer, Sukhbir Singh Mudan, has concluded, based on his evaluation, as of the end of the period covered by this report, that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) are (1) effective to ensure that material information required to be disclosed by us in reports filed or submitted by us under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission, and (2) designed to ensure that material information required to be disclosed by us in such reports is accumulated, organized and communicated to our management, including our principal executive officer and principal financial officer, as appropriated, to allow timely decisions regarding required disclosure.

     Internal Control Over Financial Reporting. There were no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during our most recent quarter ended September 30, 2004, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

     It should be noted that any system of controls, however well designed and operated, can provide only reasonable and not absolute assurance that the objectives of the system will be met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there is only reasonable assurance that our controls will succeed in achieving their stated goals under all potential future conditions.

PART II
OTHER INFORMATION

Item 2. Changes in Securities

     During the quarter ended September 30, 2004, the following securities were sold by us without registering the securities under the Securities Act:

•	In April 2004 we entered into an engagement agreement with Jon Jensen to provide legal services in connection with the Pipeline transaction. As part of the consideration to be paid for such services, we agreed to issue shares of our common stock at the rate of the greater of $0.75 per share or the average closing bid (or sale if reported) price of the shares in the public trading market for the ten trading days immediately preceding the receipt by us of the bill setting forth the amounts for services. For services rendered for the quarter ended September 30, 2004, we issued 1,973 shares to Mr. Jensen, which shares were valued at $2.63 per share. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Jensen represented that he had received information similar to that which would be included in a prospectus and that he was relying upon his own investigation and analysis of the investment in our stock. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates evidencing the shares. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Jensen represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

•	In July 2004 we granted options to Douglas Wadkins to purchase 50,000 shares at $3.00 per share for acceptance as a director, appointment to the compensation and audit committees, and appointment as chairman of the compensation committee. These options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Wadkins represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the granting. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the options. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Wadkins represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants. No underwriting discounts or commissions were paid in connection with the grant.

•	In August 2004 we granted options to Avtar Ranshi to purchase 50,000 shares at $2.40 per share for continuing as a director, continuing on the compensation and audit committees, and appointment as chairman of the audit committee. These options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Ranshi represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the granting. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the options. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Ranshi represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants. No underwriting discounts or commissions were paid in connection with the grant.

•	In August 2004 we granted options to Bernie Snow to purchase a total of 268,000 shares at $2.44 per share for acceptance as compliance services director for one of our business units. These options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. We believe Mr. Snow was an accredited investor as defined in Rule 501 of Regulation D at the time of the granting. He did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Snow had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants. No underwriting discounts or commissions were paid in connection with the grant. Mr. Snow has since terminated his services with us, at which time he had 17,000 options vested. These options will expire on January 20, 2005.

•	In August 2004 we granted options to Prashanth Mothukuri to purchase 20,000 shares at $2.44 per share for acceptance as an oracle data base operator. These options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. We believe Mr. Mothukuri was a sophisticated investor as defined in Rule 501 of Regulation D at the time of the granting. Mr. Mothukuri did not enter into the transaction as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Mothukuri was provided access to information similar to the type of information which would be included in a prospectus and was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the grant. Mr. Mothukuri has since terminated his services with us, at which time no options were vested.

•	On September 30, 2004, we initiated an offering of 500,000 shares of common stock at $2.00 per share for gross proceeds of $1,000,000. These shares are being sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. As of the date of this quarterly report the following shares have been sold:

	Number
Name	of Shares	Amount
Marcia A. Girard	25,000	$50,000
Kevin M. Morgan	12,500	$25,000
Trymetris Capital Fund I, LLC	100,000	$200,000
Naaim Ali Yahya	15,000	$30,000

Mr. Knitowski, the Chairman of Caneum, is one of two managing members of Trymetris Capital Management, LLC, the managing member of Trymetris Capital Fund I, LLC, and owns a membership interest in the fund. All of the investors represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase. Each investor delivered appropriate investment representations with respect to the purchase of the shares and consented to the imposition of restrictive legends upon the certificates evidencing such shares. Each investor represented that he had not purchased the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor also represented that he had received a term sheet describing the offering and had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission. Each investor further represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the sale of these shares.

Item 5. Other Information

Cancellation of Outstanding Options

     There are 3,000,000 shares currently authorized under our Stock Option/Stock Issuance Plan. On October 28, 2003, our Board of Directors authorized the increase of the total shares available under the Plan to 7,500,000. We are currently seeking approval from shareholders for that increase in the number of shares authorized under the Plan.

     On October 28, 2003, we granted options to Eric Chess Bronk, a consultant performing services through Cygni Capital, LLC, that were in excess of the original number of shares authorized under the Plan by 37,500 shares. The Plan provides that options may be granted in excess of the number of shares authorized under the plan so long as within twelve months following the grant in excess of the authorized shares, the Plan is amended to increase the number of shares authorized to include the shares underlying the options granted in excess of such authorized number. Because approval by the shareholders to increase the current number of shares authorized under the Plan was not obtained within the twelve-month period following the grant to Mr. Bronk, these 37,500 additional options have lapsed.

Annual Bonuses for Employees

     The employment agreements for Sukhbir Singh Mudan, our President, Alan S. Knitowski, our Chairman, and Robert F. Mitro, our Vice-Chairman, provide for annual performance bonuses as a percentage of their then applicable base salary, less applicable withholding taxes. For 2004 the Board determined that no cash bonuses would be paid and that the granting of any bonuses would be in shares of common stock. No performance objectives were created for 2004, but the compensation committee made the determination to grant bonuses based on overall performance by each such employee.

     On October 26, our compensation committee approved annual performance bonuses as follows:

Number
Name	of Shares
Sukhbir Singh Mudan	13,065
Alan S. Knitowski	14,033
Robert F. Mitro	6,049

     The bonuses are effective as of October 28, 2004, the one-year anniversary of each of the employment agreements.

     These shares were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6), and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. All individuals represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the granting. They delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the shares. They represented that they had not entered into the transactions with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. They represented that they had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants. No underwriting discounts or commissions were paid in connection with the grant.

     The shares granted are in excess of the number of shares of common stock currently available for issuance under the Plan. Therefore, the certificates issued will be held in escrow by us until there is obtained shareholder approval of the amendment sufficiently increasing the number of shares of common stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve months, then these shares will thereupon be automatically canceled and cease to be outstanding.

Stock Issuance for Continued Employment

     On October 27, 2004 we granted options to Brittany Mason to purchase 80,000 shares at $2.50 per share for her continued employment. These options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6), and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Ms. Mason represented that she was an accredited investor as defined in Rule 501 of Regulation D at the time of the granting. She delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the options. She represented that she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Ms. Mason represented that she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grant. No underwriting discounts or commissions were paid in connection with the grant.

Item 6. Exhibits

(a)	Exhibits. The following exhibits are included as part of this report:

Exhibit No.	Description
31.1	Rule 13a-14(a) Certification by Principal Executive Officer

31.2	Rule 13a-14(a) Certification by Principal Financial Officer

32	Section 1350 Certification of Principal Executive Officer and Principal Financial Officer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caneum, Inc.

	By	/s/ SUKHBIR SINGH MUDAN

Date: November 15, 2004		Sukhbir Singh Mudan,
President and Treasurer
(Principal executive officer,
principal financial officer, and
chief accounting officer)

Unaudited Financial Statements

PIPELINE SOFTWARE, INC

For the nine months Ended September 30, 2004 and 2003

PIPELINE SOFTWARE, INC.

For the nine months ended September 30, 2004

PIPELINE SOFTWARE, INC.

Balance Sheet
(Unaudited)

As of September 30, 2004

2004
ASSETS
Current assets
Cash and cash equivalents	$203,898
Accounts receivable, net of allowance for for doubtful accounts of $14,850	427,387
Prepaid expenses and other assets	5,554
Refundable income taxes	10,000

Total current assets	646,839

Fixed assets, net
Furniture and fixtures	126,159
Equipment	115,290
Other depreciable property	7,996

Total fixed assets	249,445
Less accumulated depreciation	(221,989)

Total fixed assets, net	27,456
Other assets	11,939

Total assets	$686,234

See accompanying notes to financial statements.

2

PIPELINE SOFTWARE, INC.

Balance Sheet (continued)
(Unaudited)

As of September 30, 2004

2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$187,012
Accrued and other liabilities	29,665
Deferred income tax liabilities	61,984

Total current liabilities	278,661

Commitments and contingencies (Note 7)
Stockholders’ equity
Common stock, 8,000,000 shares authorized; no par value 3,306,500 issued and outstanding,	258,602
Retained earnings	148,971

Total stockholders’ equity	407,573

Total liabilities and stockholders’ equity	$686,234

See accompanying notes to financial statements.

3

PIPELINE SOFTWARE, INC.

Statements of Operations
(Unaudited)

For the 9 months Ended September 30, 2004 and 2003

	For the 9 months Ended
	Sep 30,	Sep 30,
	2004	2003
Revenue	$1,568,994	$556,049
Cost of revenue	905,991	352,329

Gross profit	663,003	203,720

Operating expenses
Selling, general and administrative	449,237	223,939
Depreciation and amortization	17,166	45,227
Occupancy costs	25,750	47,644

Total operating expenses	492,153	316,810
Income (Loss) from operations	170,850	(113,090)

Other income (expense)
Rental income - sublease	—	31,942
Gain on disposal of fixed assets	—	7,935
Interest income	315	745
Interest expense	(162)	(4,155)

Total other income (expense)	153	36,467

Income (Loss) before income tax	171,003	(76,623)
Income tax	(83,793)	29,883

Net income (loss)	$87,210	$(46,740)

Income (Loss) per common share	$0.03	$(0.02)

Weighted average common shares outstanding	3,243,945	3,050,000

See accompanying notes to financial statements.

4

PIPELINE SOFTWARE, INC.

Statements of Cash Flows
(Unaudited)

For the 9 months Ended September 30, 2004 and 2003

	For the 9 months Ended
	Sep 30,	Sep 30,
	2004	2003
Cash flows from operating activities
Net income (loss)	$87,210	$(46,740)
Adjustments to reconcile net income (loss) to net cash (provided) used by operating activities:
Depreciation and amortization	17,165	46,351
Gain on disposal of fixed assets	—	(7,935)
Increase (decrease) in cash from changes in:
Accounts receivable	(139,946)	(11,254)
Prepaid expenses and other assets	(2,009)	7,287
Refundable income taxes	158,068	8,984
Accounts payable	171,098	(25,355)
Accrued and other liabilities	(57,926)	(14,738)
Deferred income tax liabilities	(6,016)	—

Net cash flows provided (used) by operating activities	227,644	(43,400)

Cash flows from investing activities
Purchases of fixed assets	(12,098)	(2,241)
Proceeds from sale of fixed assets	—	7,935
Proceeds from sale of other assets	—	125,000

Net cash flows (used) provided by investing activities	(12,098)	130,694

Cash flows from financing activities
Issue of common stock	31,972	—
Repayment of notes payable - related parties	(38,063)	(55,000)
Repayment of obligations under capital leases	—	(35,693)
Decrease in bankoverdraft	(10,461)	—

Net cash flows used by investing activities	(16,552)	(90,693)

See accompanying notes to financial statements.

5

PIPELINE SOFTWARE, INC.

Statements of Cash Flows (continued)
(Unaudited)

For the 9 months ended September 30, 2004

	2004	2003
Net increase in cash and cash equivalents	198,994	(3,399)
Cash and cash equivalents, beginning of the period	4,904	129,479

Cash and cash equivalents, end of the period	$203,898	$126,080

Supplemental disclosure of noncash investing and financing activities
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$162	$4,155

Cash refunded for income taxes, net	$79,859	$38,866

See accompanying notes to financial statements.

6

PIPELINE SOFTWARE, INC.

Notes to Financial Statements

For the 9 months Ended September 30, 2004 and 2003

1.	Corporate History

Pipeline Software, Inc. (the “Company” or “Pipeline”) was originally incorporated in California on March 26, 1997, as Siva Technology Partners, Inc. On October 28, 1997, the Company filed Amended Articles of Incorporation changing its name to Pipeline Software, Inc. The Company is a privately-held corporation.

Although the Company has developed and marketed business software applications, Pipeline currently offers, on an outsourced basis, horizontal, cross-industry solutions for quality business processes, with pre-configured applications available to support the areas of capital equipment lifecycle management, supplier relationship management, customer account management, global IT management, corporate governance, and ISO / Six Sigma initiative management. It also provides ongoing support and service.

Management believes that the Company possesses significant intellectual property, including patent-pending technology, and competes in several high-growth market segments.

The Company is actively seeking strategic partnerships and has signed a letter of intent and a definitive purchase agreement to be acquired (Note 8).

The condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2004, and the results of its operations through and for the nine months ended September 30, 2004 and September 30, 2003, have been made. The results of its operations for such interim period are not necessarily indicative of the results to be expected for the entire year. These condensed financial statements should be read in conjunction with the annual financial statements and notes thereto for the year ended December 31, 2003.

7

PIPELINE SOFTWARE, INC.

Notes to Financial Statements

For the 9 months Ended September 30, 2004 and 2003

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company derives its revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with the provisions of SEC Staff Accounting Bulletin No. 104, Revenue Recognition. The Company recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured.

The Company extends credit based on an evaluation of the customer’s financial condition and collateral is generally not required. The Company regularly evaluates its credit customers for potential credit losses. During the nine months ended September 30, 2004, the Company had one customer, Mitrix Technologies, a wholly owned subsidiary of Mitsui LTD (a Fortune 50 company), that accounted for 89% of the Company’s revenue. As of September 30, 2004, the same customer accounted for 98% of the Company’s accounts receivable. For the period ended September 30, 2003 revenue from Mitsui LTD accounted for 36% of the Company’s revenue and 47% of accounts receivable at that date. Pipeline has had an on-going business relationship with Mitsui since February 2002 and has experienced no bad debts from receivables generated by this customer. The Company recognizes the concentration of revenues and accounts receivable associated with this customer; however, it does not anticipate any circumstance that has a reasonable possibility of occurrence which would impact this relationship.

8

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

2.	Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Fixed Assets and Depreciation

Furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful lives of the related assets, ranging from three to seven years, or the lease term, if applicable. Depreciation expense for the nine months ended September 30, 2004 and 2003 was $17,166 and $45,227, respectively.

Other Assets

Other assets as of September 30, 2004, included software assignment rights, software contracts and licensing agreements. These assets are amortized over an estimated useful life of five years.

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (“FIN No. 44”) in accounting for employee stock options. Under APB No. 25, when the exercise price of the Company’s stock options is less than the estimated fair value of the underlying shares on the date of grant, compensation expense is recognized for the difference. Due to the low trading volume of stock, the Company has adopted a policy of determining fair value of options granted based on the average bid price of the stock on the ten trading days immediately preceding the date of the grant.

The Company accounts for non-employee stock-based compensation using the fair value method provided by Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by Emerging Issues Task Force (“EITF”) 96-18.

9

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

2.	Significant Accounting Policies (continued)

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (“FIN No. 44”) in accounting for employee stock options. Under APB No. 25, when the exercise price of the Company’s stock options is less than the estimated fair value of the underlying shares on the date of grant, compensation expense is recognized for the difference.

The Company accounts for non-employee stock-based compensation using the fair value method provided by Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by Emerging Issues Task Force (“EITF”) 96-18.

10

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

2.	Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

In accordance with SFAS No. 123 and SFAS No. 148, the Company has adopted the fair value pro-forma disclosure provisions for employee stock options.

As of September 30, 2004, the Company had one stock-based compensation plan which is described more fully in Note 6. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to employee stock options.

	2004	2003
Net income (loss), as reported	$87,210	$(46,740)
Stock-based compensation under fair value method	(15,059)	(10,972)

Net income (loss), pro-forma	$72,151	$(57,712)

Net income (loss) per share, as reported	$0.03	$(0.02)

Net income (loss) per share, pro-forma	$0.01	$(0.01)

The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

	2004	2003
Volatility	1.00%	1.00%
Risk- free Interest Rate	6.00%	6.00%
Expected life of options	5.0 Years	5.0 Years

The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company’s stock options. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.

11

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

2.	Significant Accounting Policies (continued)

Stock Split

On February 15, 2002, the Company’s Board of Directors approved and executed a 1 for 5 reverse split of the Company’s common stock. All prior share and per share amounts have been retroactively adjusted to reflect the stock split.

Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At September 30, 2004 and 2003, management believes that the carrying amounts of cash and cash equivalents and notes payable approximate fair value because of the short maturity of these financial instruments.

Accounting For Income Taxes

The Company follows SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and the tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Earnings (Loss) Per Share

Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Such shares are not included when there is a loss as the effect would be anti-dilutive.

12

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

2.	Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

New Accounting Standards

On January 1, 2003, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial and reporting for obligations associated with the retirement of long-lived assets and related asset retirement costs. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. The adoption of SFAS No. 143 did not have a material impact on the accompanying September 30, 2004 and 2003 financial statements.

On January 1, 2003, the Company adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities , which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) . SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined in EITF Issue 94-3, was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The adoption of SFAS No. 146 for exit or disposal activities did not have a material impact on the accompanying September 30, 2004 and 2003 financial statements.

13

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

2.	Significant Accounting Policies (continued)

New Accounting Standards (continued)

On January 1, 2003, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 requires increased financial statement disclosures by a guarantor about its obligations under certain guarantees it has issued. FIN No. 45 also requires that a guarantor recognize a liability for the fair value of a certain guarantees made after December 31, 2002. The Company adopted the disclosure provisions of FIN No. 45 at December 31, 2002, with no impact on the Company’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. However, in November 2003, the FASB issued Staff Position No. 150-3, which defers the effective date for certain provisions of the statement. Once required in its entirety, SFAS No. 150 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2003, the FASB issued a revision to FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (“FIN 46R”). FIN 46R clarifies the application of ARB No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders. FIN 46R requires the consolidation of these entities, known as variable interest entities (“VIE’s”), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both.

14

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

2.	Significant Accounting Policies (continued)

New Accounting Standards (continued)

Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies to the end of the first reporting period ending after March 15, 2004, except that all public companies must, at a minimum, apply the unmodified provisions of the Interpretation to entities that were previously considered “special-purpose entities” in practice and under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. Management believes that the Company is not the primary beneficiary of any VIE’s. .

3.	Income Taxes

Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

Significant components of the Company’s deferred tax assets and liabilities as of September 30, 2004 and 2003 are shown below.

	Sep 30,	Sep 30,
	2004	2003
Deferred tax assets and (liabilities):
Cash basis adjustment — accounts receivable	$(166,681)	$(113,867)
Cash basis adjustment — accounts payable and accrued liabilities	72,935	80,792
Prepaid expenses	(2,166)	—
Tax loss carryforward	33,928	—

Total deferred tax (liabilities) assets	$(61,984)	$(33,075)
Valuation allowance	—	(12,845)

Net deferred tax (liabilities)	$(61,984)	$(45,920)

15

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

4.	Related Party Transactions

Expenses

During the nine months ending September 30, 2004, the Company had incurred expenses of $102,318 for services provided by Caneum, Inc. (See Note 8 – Merger). These expenses included $72,000 for key employees now on employment contracts at Caneum, Inc and the remaining $30,318 for outsourced services. Of these expenses, $66,318 is recorded as cost of revenue and $36,000 is recorded as selling, general and administrative expenses.

Notes payable

During the periods ended September 30, 2004, the Company had issued several promissory notes to various officers and/or directors who are also shareholders of the Company. During the periods ended September 30, 2004, all notes previously issued were paid in full, including the accrued interest associated with the notes. The notes payable were unsecured, bore interest at annual rates of 10% were short-term in nature.

5.	Common Stock

In December 2003, the Company reached an agreement with a service provider to issue 78,500 shares of its common stock in settlement of $14,130 of outstanding fees.

In January 2004, 178,000 shares were issued for cash at $.18 per share.

6.	Stock Plan

In 2000, the Company’s Board of Directors and shareholders adopted the 2000 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company.

There were shares of common stock authorized for non-statutory and incentive stock options and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

16

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

6.	Stock Plan (continued)

The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2010, whichever is earlier. The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

The purchase price under each option is established by the plan administrator. Additionally, the plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. Stock issued under the Plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

A summary of grants made under the Plan as of September 30, 2004 are presented below:

		Average
Common Stock Options		Exercise
Granted	Shares	Price
Outstanding at 12/31/2003	235,000	$0.18
Granted during 2004	2,603,000	$0.20
Excercised during 2004	(158,000)	$0.18

Outstanding at 09/30/04	2,680,000	$0.20

7.	Commitments and Contingencies

Leases – Operating Leases

On September 29, 2004, the Company signed an extension of the lease on its corporate facilities in Newport Beach, California. The lease term expires on December 31, 2004 and the monthly base rent is $2,970. The premises contains several improvements and the Company would have to reimburse the landlord

17

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

reasonable costs to reverse said improvements should the lease not be renewed.

7.	Commitments and Contingencies (continued)

Leases — Capital Leases

During the periods ended September 30, 2004 and 2003, the Company leased various equipment under capital leases. Related capital lease terms ranged from 36 to 48 months, required monthly payments ranging from $1,473 to $186, and bore interest at rates ranging from 9.50% to 15.00%. As of September 30, 2004, the Company had no remaining capital lease obligations.

Litigation

The Company is subject to litigation in the normal course of business, none of which management believes will have a material adverse effect on the Company’s financial statements.

8.	Merger

On July 8, 2004, the Company entered into a merger agreement with Caneum, Inc. (OTCBB: CANM) (“Caneum”) that provides for the merger of Pipeline into Caneum. Under the terms of the agreement, the shareholders of Pipeline will receive 1,000,000 shares of Caneum’s common stock, payable over a period of two years, with 500,000 shares being issued pro rata to the shareholders of Pipeline at the effective time of the merger, 250,000 being issued to these shareholders on the first anniversary date, and 250,000 on the second anniversary date. Shareholders of Pipeline will also receive pro rata a cash payment of $50,000 per month for the first ten months following the closing of the merger. In addition to customary closing conditions, closing will be subject to the approval of the shareholders of both companies and the audit of the financial statements of Pipeline. Closing is further conditioned upon Pipeline having a positive net income for the year ended December 31, 2003, having at least $700,000 of gross revenue and positive net income for the period from January 1, 2004, until June 30, 2004, and having $300,000 in cash and current accounts receivable at the effective time of the merger, less accounts payable..(Pipeline failed to meet the requirement for positive net income for the year ended December 31, 2003. The Board of Directors of Caneum must waive this condition in order to proceed with the merger.) The closing of the transaction is subject to SEC review and disposition of the original conditions, which

18

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the 9 months ended September 30, 2004 and 2003

will decide at the close. Management believes that the agreement will be closed in the fourth quarter.

In June 2004, two officers and significant shareholders of the Company entered into employment agreements with Caneum.

19

Audited Financial Statements

PIPELINE SOFTWARE, INC

For the Years Ended December 31, 2003 and 2002

PIPELINE SOFTWARE, INC.

For the Years Ended December 31, 2003 and 2002

Page
Independent Auditors’ Report

Financial Statements

Balance Sheets - Assets	2

Balance Sheets - Liabilities and Stockholders’ Equity	3

Statements of Operations and Comprehensive Loss	4

Statements of Stockholders’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	8

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Pipeline Software, Inc.

We have audited the accompanying balance sheets of Pipeline Software, Inc. (the “Company”) as of December 31, 2003, and 2002, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ HASKELL & WHITE LLP

August 15, 2004

PIPELINE SOFTWARE, INC.

Balance Sheets

As of December 31, 2003 and 2002

	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$4,904	$129,479
Accounts receivable, net of allowance for for doubtful accounts of $14,850 in 2003	287,441	102,613
Prepaid expenses and other assets	3,545	11,402
Refundable income taxes	168,068	150,799

Total current assets	463,958	394,293

Fixed assets, net
Furniture and fixtures	126,159	135,195
Equipment	103,192	82,854
Other depreciable property	7,996	8,029

Total fixed assets	237,347	226,078
Less accumulated depreciation	(204,879)	(159,779)

Total fixed assets, net	32,468	66,299
Other assets	11,994	149,824

Total assets	$508,420	$610,416

See accompanying notes to financial statements.

2

PIPELINE SOFTWARE, INC.

Balance Sheets (continued)

As of December 31, 2003 and 2002

	2003	2002
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Bank overdraft	$10,461	$—
Accounts payable	15,914	106,147
Accrued and other liabilities	85,803	26,789
Unearned income	1,788	24,214
Notes payable - related parties (Note 4)	38,063	55,000
Obligations under capital leases	—	37,245
Deferred income tax liabilities	68,000	—

Total current liabilities	220,029	249,395

Long term liabilities
Notes payable - non current portion	—	11,057

Commitments and contingencies (Note 7)
Stockholders’ equity
Common stock, 6,000,000 shares authorized; no par value; 3,128,500 issued or issuable in 2003 and 3,050,000 shares issued and outstanding in 2002	226,630	212,500
Retained earnings	61,761	137,464

Total stockholders’ equity	288,391	349,964

Total liabilities and stockholders’ equity	$508,420	$610,416

See accompanying notes to financial statements.

3

PIPELINE SOFTWARE, INC.

Statements of Operations

For the Years Ended December 31, 2003 and 2002

	For the Years Ended
	December 31,	December 31,
	2003	2002
Revenue	$988,263	$771,572
Cost of revenue	595,667	244,859

Gross profit	392,596	526,713

Operating expenses
Selling, general and administrative	416,709	766,921
Depreciation and amortization	57,966	105,005
Occupancy costs	55,806	219,719

Total operating expenses	530,481	1,091,645

Loss from operations	(137,885)	(564,932)

Other income (expense)
Gain (loss) on disposal of fixed assets	7,935	(19,816)
Other	39,171	16,440
Interest income	831	4,948
Interest expense	(4,155)	(19,905)

Total other income (expense)	43,782	(18,333)

Loss before income tax	(94,103)	(583,265)
Income tax benefit	18,400	121,944

Net loss	$(75,703)	$(461,321)

Loss per common share	$(0.02)	$(0.15)

Weighted average common shares outstanding	3,050,000	3,050,000

See accompanying notes to financial statements.

4

PIPELINE SOFTWARE, INC.

Statements of Stockholders’ Equity

For the Years Ended December 31, 2003 and 2002

	Common Stock		Retained	Total Stockholders’
	Shares	Amount	Earnings	Equity
Balance, December 31, 2001	3,050,000	$212,500	$598,785	$811,285
Net loss for the year ended December 31, 2002	—	—	(461,321)	(461,321)

Balance, December 31, 2002	3,050,000	212,500	137,464	349,964
Stock issuable for services	78,500	14,130	—	14,130
Net loss for the year ended December 31, 2003	—	—	(75,703)	(75,703)

Balance, December 31, 2003	3,128,500	$226,630	$61,761	$288,391

See accompanying notes to financial statements.

5

PIPELINE SOFTWARE, INC.

Statements of Cash Flows

For the Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities
Net loss	$(75,703)	$(461,321)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	57,966	105,005
Provision for bad debts	14,850	—
(Gain) loss on disposal of fixed assets	(7,935)	19,816
Increase (decrease) in cash from changes in:
Accounts receivable	(199,678)	172,902
Prepaid expenses and other assets	7,857	(3,632)
Refundable income taxes	(17,269)	(122,858)
Other assets	330	89,333
Accounts payable	(76,103)	48,890
Unearned income	(22,426)	24,214
Accrued and other liabilities	59,014	3,909
Deferred income tax liabilities	68,000	—

Net cash flows used by operating activities	(191,097)	(123,742)

Cash flows from investing activities
Purchases of fixed assets	(11,635)	(7,648)
Proceeds from sale of fixed assets	7,935	6,538
Proceeds from the disposition of other assets	125,000	—

Net cash flows provided (used) by investing activities	121,300	(1,110)

Cash flows from financing activities
Repayment of notes payable - related parties	(77,994)	(108,535)
Repayment of obligations under capital leases	(37,245)	(38,264)
Proceeds from notes payable - related parties	50,000	50,000
Increase in bankoverdraft	10,461	—

Net cash flows used by investing activities	(54,778)	(96,799)

See accompanying notes to financial statements.

6

PIPELINE SOFTWARE, INC.

Statements of Cash Flows (continued)

For the Years Ended December 31, 2003 and 2002

	2003	2002
Net increase in cash and cash equivalents	(124,575)	(221,651)
Cash and cash equivalents, beginning of the year	129,479	351,130

Cash and cash equivalents, end of the year	$4,904	$129,479

Supplemental disclosure of noncash investing and financing activities
Issuance of common stock for reduction in accounts payable	$14,130	$—

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$4,155	$19,905

Cash refunded for income taxes, net	$70,731	$—

See accompanying notes to financial statements.

7

PIPELINE SOFTWARE, INC.

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

1.	Corporate History

Pipeline Software, Inc. (the “Company” or “Pipeline”) was originally incorporated in California on March 26, 1997 as Siva Technology Partners, Inc. On October 28, 1997, the Company filed Amended Articles of Incorporation changing its name to Pipeline Software, Inc. The Company is a privately-held corporation.

The Company develops and markets business software applications, and provides ongoing support and service. Pipeline offers horizontal, cross-industry solutions for quality business processes, with pre-configured applications available to support the areas of capital equipment lifecycle management, supplier relationship management, customer account management, global IT management, corporate governance, and ISO / Six Sigma initiative management.

Management believes that the Company possesses significant intellectual property, including patent-pending technology, and competes in several high-growth market segments.

The Company is actively seeking strategic partnerships and has signed a letter of intent and a definitive purchase agreement to be acquired (Note 8).

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company derives its revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with the provisions of SEC Staff Accounting Bulletin No. 104, Revenue Recognition. The Company recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured.

The Company extends credit based on an evaluation of the customer’s financial condition and collateral is generally not required. The Company regularly evaluates its credit customers for potential credit losses. During the year ended December 31, 2003, the Company had two customers that each accounted for at least 10% of the Company’s revenue. As of December 31, 2003, three customers each accounted for at least 10% of accounts receivable. The Company has one customer that accounts for 74% of the Company’s accounts receivable at December 31, 2003.

8

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

2.	Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Fixed Assets and Depreciation

Furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful lives of the related assets, ranging from three to seven years, or the lease term, if applicable. Depreciation expenses for the years ended December 31, 2003 and 2002 were $45,135 and $67,173, respectively.

Other Assets

Other assets as of December 31, 2002 include software assignment rights, software contracts and licensing agreements that were acquired in August 2001 and sold in June 2003, as further described in Note 5. These assets were amortized over an estimated useful life of five years. Amortization expenses for the years ended December 31, 2003 and 2002 were $12,831 and $37,832, respectively.

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (“FIN No. 44”) in accounting for employee stock options. Under APB No. 25, when the exercise price of the Company’s stock options is less than the estimated fair value of the underlying shares on the date of grant, compensation expense is recognized for the difference.

The Company accounts for non-employee stock-based compensation using the fair value method provided by Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by Emerging Issues Task Force (“EITF”) 96-18.

9

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

2.	Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

In accordance with SFAS No. 123 and SFAS No. 148, the Company has adopted the fair value pro-forma disclosure provisions for employee stock options.

As of December 31, 2003, the Company has one stock-based compensation plan which is described more fully in Note 6. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to employee stock options.

	2003	2002
Net loss, as reported	$(75,703)	$(461,321)
Stock-based compensation under fair value method	(14,630)	(6,664)

Net loss, pro-forma	$(90,333)	$(467,985)

Net loss per share, as reported	$(0.02)	$(0.15)

Net loss per share, pro-forma	$(0.03)	$(0.15)

The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

	2003	2002
Volatility	1.00%	1.00%
Risk-free Interest Rate	6.00%	6.00%
Expected life of options	5.0 Years	5.0 Years

The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company’s stock options. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.

10

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

2.	Significant Accounting Policies (continued)

Stock Split

On February 15, 2002, the Company’s Board of Directors approved and executed a 1 for 5 reverse split of the Company’s common stock. All prior share and per share amounts have been retroactively adjusted to reflect the stock split.

Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At December 31, 2003 and 2002, management believes that the carrying amounts of cash and cash equivalents and notes payable approximate fair value because of the short maturity of these financial instruments.

Accounting For Income Taxes

The Company follows SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and the tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Earnings (Loss) Per Share

Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Such shares are not included when there is a loss as the effect would be anti-dilutive.

11

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

2.	Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

New Accounting Standards

On January 1, 2003, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial and reporting for obligations associated with the retirement of long-lived assets and related asset retirement costs. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. The adoption of SFAS No. 143 did not have a material impact on the accompanying December 31, 2003 and 2002 financial statements.

On January 1, 2003, the Company adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities , which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) . SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined in EITF Issue 94-3, was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The adoption of SFAS No. 146 for exit or disposal activities did not have a material impact on the accompanying December 31, 2003 and 2002 financial statements.

12

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

2.	Significant Accounting Policies (continued)

New Accounting Standards (continued)

On January 1, 2003, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 requires increased financial statement disclosures by a guarantor about its obligations under certain guarantees it has issued. FIN No. 45 also requires that a guarantor recognize a liability for the fair value of a certain guarantees made after December 31, 2002. The Company adopted the disclosure provisions of FIN No. 45 at December 31, 2002, with no impact on the Company’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. However, in November 2003, the FASB issued Staff Position No. 150-3, which defers the effective date for certain provisions of the statement. Once required in its entirety, SFAS No. 150 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2003, the FASB issued a revision to FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (“FIN 46R”). FIN 46R clarifies the application of ARB No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders. FIN 46R requires the consolidation of these entities, known as variable interest entities (“VIE’s”), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both.

13

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

2.	Significant Accounting Policies (continued)

New Accounting Standards (continued)

Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies to the end of the first reporting period ending after March 15, 2004, except that all public companies must, at a minimum, apply the unmodified provisions of the Interpretation to entities that were previously considered “special-purpose entities” in practice and under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. As of December 31, 2003 and 2002, management believes that the Company is not the primary beneficiary of any VIE’s.

3.	Income Taxes

Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2003 and 2002 are shown below.

	December 31,	December 31,
	2003	2002
Deferred tax assets and (liabilities):
Cash basis adjustment - accounts receivable	$(98,000)	$(35,000)
Cash basis adjustment - accounts payable and accrued liabilities	28,000	49,300
Other	2,000	(1,100)

Total deferred tax (liabilities) assets	$(68,000)	$13,200
Valuation allowance	—	(13,200)

Net deferred tax (liabilities)	$(68,000)	$—

14

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

4.	Notes Payable to Related Parties

During the years ended December 31, 2003 and 2002, the Company issued several promissory notes to various officers and/or directors who are also shareholders of the Company. During the year ended December 31, 2003, all notes previously issued were paid in full, including the accrued interest associated with the notes. The notes payable were unsecured, bore interest at annual rates of 10% were short-term in nature.

On December 30, 2003, the Company approved the issuances of two additional notes payable to officers and/or directors who are also shareholders of the Company. These notes payable aggregate $38,063, are unsecured, bear interest at annual rates of 5% and were due on June 30, 2004.

5.	Common Stock

In August 2001, the Company acquired software assignment rights, software contracts and licensing agreements (the “Sidon Assets”) in exchange for 50,000 shares of the Company’s common stock. The estimated fair value of the common shares issued were determined to be $187,500 on the date of issuance. The Sidon Assets are presented in the accompanying December 31, 2002 balance sheet as other assets. In June 2003, the Company disposed of the Sidon Assets for cash of $125,000. No related gain or loss was recognized on the sale of the Sidon Assets as the carrying value of these assets approximated the consideration received.

In December 2003, the Company reached an agreement with a service provider to issue 78,500 shares of its common stock in settlement of $14,130 of outstanding fees.

6.	Stock Plan

In 2000, the Company’s Board of Directors and shareholders adopted the 2000 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company.

There were shares of common stock authorized for non-statutory and incentive stock options and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

15

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

6.	Stock Plan (continued)

The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2010, whichever is earlier. The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

The purchase price under each option is established by the plan administrator. Additionally, the plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. Stock issued under the Plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

A summary of grants made under the Plan as of December 31, 2003 and 2002 and during the years then ended are presented below:

		Average
Common Stock Options		Exercise
Granted	Shares	Price
Outstanding at 12/31/2001	293,500	$0.27
Granted during 2002	—	$0.00

Outstanding at 12/31/2002	293,500	$1.35
Cancelled during 2003	(293,500)	$1.35
Granted during 2003	235,500	$0.18

Outstanding at 12/31/2003	235,500	$0.18

7.	Commitments and Contingencies

Leases – Operating Leases

On March 15, 2004, the Company signed an extension of the lease on its corporate facilities in Newport Beach, California. The lease term expires on September 30, 2004 and the monthly base rent is $2,817. The premises contains several improvements and the Company would have to reimburse the landlord reasonable costs to reverse said improvements should the lease not be renewed.

16

PIPELINE SOFTWARE, INC.

Notes to Financial Statements (continued)

For the Years Ended December 31, 2003 and 2002

7.	Commitments and Contingencies (continued)

Leases – Capital Leases

During the years ended December 31, 2003 and 2002, the Company leased various equipment under capital leases. Related capital lease terms ranged from 36 to 48 months, required monthly payments ranging from $1,473 to $186, and bore interest at rates ranging from 9.50% to 15.00%. As of December 31, 2003, the Company had no remaining capital lease obligations.

Litigation

The Company is subject to litigation in the normal course of business, none of which management believes will have a material adverse effect on the Company’s financial statements.

8.	Subsequent events

On July 8, 2004, the Company entered into a merger agreement with Caneum, Inc. (OTCBB: CANM) (“Caneum”) that provides for the merger of Pipeline into Caneum. Under the terms of the agreement, the shareholders of Pipeline will receive 1,000,000 shares of Caneum’s common stock, payable over a period of two years, with 500,000 shares being issued pro rata to the shareholders of Pipeline at the effective time of the merger, 250,000 being issued to these shareholders on the first anniversary date, and 250,000 on the second anniversary date. Shareholders of Pipeline will also receive pro rata a cash payment of $50,000 per month for the first ten months following the closing of the merger. In addition to customary closing conditions, closing will be subject to the approval of the shareholders of both companies and the audit of the financial statements of Pipeline. Closing is further conditioned upon Pipeline having a positive net income for the year ended December 31, 2003, having at least $700,000 of gross revenue and positive net income for the period from January 1, 2004, until June 30, 2004, and having $300,000 in cash and current accounts receivable at the effective time of the merger, less accounts payable. The agreement will be terminated if the merger has not been completed by September 30, 2004.

In June 2004, two officers and significant shareholders of the Company entered into employment agreements with Caneum.

17

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)

PRO FORMA FINANCIAL STATEMENTS

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
PRO FORMA BALANCE SHEET
(UNAUDITED)
AS OF SEPTEMBER 30, 2004

ASSETS

September 30,
2004
CURRENT ASSETS
Cash and cash equivalents	$512,216
Accounts receivable	517,395
Prepaid expenses and other assets	20,554
Deferred compensation	6,850
Income tax refundable	10,000
Available-for-sale equity securities	31,381

TOTAL CURRENT ASSETS	1,098,396

FIXED ASSETS
Assets	249,545
Depreciation	(221,989)

TOTAL FIXED ASSETS	27,556

OTHER ASSETS
Capitalized customer contracts/relationships	912,427
Capitalized licenses, service marks and intellectual property.	30,000

942,427
Amortization	(329,849)

612,578
Other assets	11,939
TOTAL ASSETS	$1,750,469

See accompanying notes to the proforma financial statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
PRO FORMA BALANCE SHEET
(UNAUDITED)
AS OF SEPTEMBER 30, 2004

LIABILITIES AND STOCKHOLDERS’ EQUITY

September 30,
2004
CURRENT LIABILITIES
Accounts payable and accrued liabilities	399,445
Deferred income tax liability	61,984
Deferred acquisition payments	500,000

TOTAL CURRENT LIABILITIES	961,429

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, 100,000,000 shares authorized at $.001 par value: 5,137,987 and shares issued and outstanding, respectively	5,138
Additional paid in capital	2,344,435
Accumulated deficit	(1,501,056)
Accumulated other comprehensive loss	(59,477)

TOTAL STOCKHOLDERS’ EQUITY	789,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,750,469

See accompanying notes to the proforma financial statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
PRO FORMA STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(UNAUDITED)

	September 30,	December 31,
	2004	2003
	9 months	12 months
REVENUE	$1,843,343	$1,065,613
COST OF REVENUE	1,095,903	648,958

GROSS PROFIT	747,440	416,655
OPERATING EXPENSES	1,492,476	702,889

LOSS FROM OPERATIONS	(745,036)	(286,234)
OTHER INCOME (EXPENSE)
Other income	37,834	50,955
Realized losses from the sales of securities	(53,689)	(19,389)
Gain on disposal of fixed assets	—	7,935
Dividend income	22	103
Interest income	2,480	1,693
Interest expense	(162)	(5,197)

TOTAL OTHER INCOME (EXPENSE)	(13,515)	36,100

LOSS BEFORE INCOME TAX	(758,551)	(250,134)
INCOME TAX EXPENSE	(84,593)	17,600

NET LOSS	(843,144)	(232,534)

LOSS PER COMMON SHARE	(0.17)	(0.07)
SHARES USED IN EARNINGS PER SHARE CALCULATIONS
WEIGHTED AVERAGE COMMON SHARES	5,013,918	3,485,726
OTHER COMPREHENSIVE INCOME (LOSS)
NET LOSS	(843,144)	(232,534)
OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized (loss) on available-for-sale securities (Note 3)	(42,693)	(16,734)

COMPREHENSIVE LOSS	(885,837)	(249,268)

See accompanying notes to the proforma financial statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
PRO FORMA BALANCE SHEETS
(UNAUDITED)
AS OF SEPTEMBER 30, 2004

ASSETS

	Caneum	Pipeline	Pro forma		Pro forma
			Adjustments		Total
CURRENT ASSETS
Cash and cash equivalents	$322,168	$203,898	$(13,850)	b	$512,216
Accounts receivable	98,091	427,387	(8,083)	a	517,395
Prepaid expenses and other assets	15,000	5,554			20,554
Deferred compensation	6,850				6,850
Income tax refundable	—	10,000			10,000
Available-for-sale equity securities	31,381	—			31,381

TOTAL CURRENT ASSETS	473,490	646,839	(21,933)		1,098,396

FIXED ASSETS
Total assets	100	249,445			249,545
Accumulated depreciation	—	(221,989)			(221,989)

TOTAL FIXED ASSETS	100	27,456	—		27,556

OTHER ASSETS
Capitalized acquisition costs	86,150	—	(86,150)	b	—
Capitalized customer contracts/relationships	—		912,427	b	912,427
Capitalized licenses, service marks and intellectual property.	—	—	30,000	b	30,000

	86,150	—	856,277		942,427
Amortization			(329,849)	e	(329,849)

	86,150	—	526,428		612,578
Other assets	—	11,939			11,939
TOTAL ASSETS	$559,740	686,234	504,495		$1,750,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	190,851	216,677	(8,083)	a	399,445
Deferred income tax liability	—	61,984			61,984
Deferred acquisition payments	—	—	500,000	c	500,000
Taxes payable	—	—			—

TOTAL CURRENT LIABILITIES	190,851	278,661	491,917		961,429

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, 100,000,000 shares authorized at $.001 par value: 5,137,987			(258,602)	d
issued and issuable	4,138	258,602	1,000	c	5,138
Additional paid in capital	1,595,435	—	749,000	c	2,344,435
			(329,849)	e
Accumulated (deficit) earnings	(1,171,207)	148,971	(148,971)	d	(1,501,056)
Accumulated other comprehensive loss	(59,477)	—	—		(59,477)

TOTAL STOCKHOLDERS’ EQUITY	368,889	407,573	12,578		789,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$559,740	$686,234	$504,495		$1,750,469

a — Elimination of intercompany payables and receivables

b — To record the fair value of intangible assets purchased and the anticipated expenses associated with the acquisition

c — To record the purchase price paid and payable

d — To show the elimination of Pipeline common stock and retained earnings

e — Amortization of intangible assets as if assets were acquired on January 1, 2003

See accompanying notes to the proforma financial statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
PRO FORMA STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2004
(UNAUDITED)

	Caneum	Pipeline	Pro forma		Pro forma
			Adjustments		Total
REVENUE	$376,667	$1,568,994	$(102,318)	a	$1,843,343
COST OF REVENUE	256,230	905,991	(66,318)	a	1,095,903

GROSS PROFIT	120,437	663,003	(36,000)		747,440
			(36,000)	a
OPERATING EXPENSES	894,959	492,153	141,364	b	1,492,476

LOSS FROM OPERATIONS	(774,522)	170,850	(141,364)		(745,036)
OTHER INCOME (EXPENSE)
Other income	37,834	—			37,834
Realized losses from the sales of securities	(53,689)	—			(53,689)
Dividend income	22	—			22
Interest income	2,165	315			2,480
Interest expense	—	(162)			(162)

TOTAL OTHER INCOME (EXPENSE)	(13,668)	153	—		(13,515)

LOSS BEFORE INCOME TAX	(788,190)	171,003	(141,364)		(758,551)
INCOME TAX EXPENSE	(800)	(83,793)			(84,593)

NET LOSS	(788,990)	87,210	(141,364)		(843,144)

LOSS PER COMMON SHARE	(0.20)	0.03			(0.17)
SHARES USED IN EARNINGS PER SHARE CALCULATIONS
WEIGHTED AVERAGE COMMON SHARES	4,023,608	3,243,945			5,013,918
OTHER COMPREHENSIVE LOSS
NET LOSS	(788,990)	87,210	(141,364)		(843,144)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized (loss) on available for sale securities	(42,693)	—	—		(42,693)

COMPREHENSIVE LOSS	(831,683)	87,210	(141,364)		(885,837)

a — Elimination of intercompany sales and purchases

b — To record amortization of intangible assets purchased (9 months amortization)

See accompanying notes to the proforma financial statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
PRO FORMA STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED)

	Caneum	Pipeline	Pro forma		Pro forma
			Adjustments		Total
REVENUE	$77,350	$988,263	$		$1,065,613
COST OF REVENUE	53,291	595,667			648,958

GROSS PROFIT	24,059	392,596			416,655
OPERATING EXPENSES	360,893	530,481	(188,485)	a	702,889

LOSS FROM OPERATIONS	(336,834)	(137,885)	188,485		(286,234)
OTHER INCOME (EXPENSE)
Other income	11,784	39,171			50,955
Realized losses from the sales of securities	(19,389)	—			(19,389)
Gain (loss) on disposal of fixed asset	—	7,935			7,935
Dividend income	103	—			103
Interest income	862	831			1,693
Interest expense	(1,042)	(4,155)			(5,197)

TOTAL OTHER INCOME (EXPENSE)	(7,682)	43,782	—		36,100

LOSS BEFORE INCOME TAX	(344,516)	(94,103)	188,485		(250,134)
INCOME TAX (EXPENSE) BENEFIT	(800)	18,400			17,600

NET LOSS	(345,316)	(75,703)	188,485		(232,534)

LOSS PER COMMON SHARE	(0.14)	(0.02)			(0.07)
SHARES USED IN EARNINGS PER SHARE CALCULATIONS
WEIGHTED AVERAGE COMMON SHARES	2,485,726	3,050,000			3,485,726
OTHER COMPREHENSIVE LOSS
NET LOSS	(345,316)	(75,703)	188,485		(232,534)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized (loss) on available for sale securities	(16,734)	—			(16,734)

COMPREHENSIVE LOSS	(362,050)	(75,703)	188,485		(249,268)

a — To record amortization of intangible assets purchased (12 months amortization)

See accompanying notes to the proforma financial statements

Caneum, Inc.
(formerly, SaiphT Corporation)
Notes to the Pro Forma Financial Statements
September 30, 2004

NOTE 1 – BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet of Caneum as of September 30, 2004, and the Statement of Operations for the Company for the period ended September 30, 2004, have been prepared to illustrate the estimated effect of the combination of Caneum, Inc and Pipeline Software, Inc. The pro forma financial statements do not purport to be indicative of the results of operations or financial position of Caneum that would actually be attained had such transactions been completed on the assumed dates and for the period presented, or which may be attained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions Caneum believes are reasonable. The pro forma financial statements should be read in conjunction with the separate historical financial statements of the individual companies and the noted thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere.

NOTE 2 – ACQUISITION

On July 8, 2004, Caneum entered into a merger agreement with Pipeline Software, Inc., a California corporation. The agreement provides for Pipeline to be merged with and into Caneum. Under the terms of the agreement the shareholders of Pipeline will receive 1,000,000 shares of Caneum’s common stock payable over a period of two years, with 500,000 being issued pro rata to the shareholders of Pipeline at the effective time of the merger, 250,000 being issued to these shareholders on the first anniversary date, and 250,000 on the second anniversary date. Shareholders of Pipeline will also receive pro rata a cash payment of $50,000 per month for the first ten months following the closing of the merger.

The closing of the merger will be subject to several conditions, including executing a license agreement with Suntel Systems, Inc. and approval of the merger by the shareholders of Pipeline and Caneum. In addition, the merger agreement provides that as a condition of closing the merger, Pipeline must have a positive net income for the year ended December 31, 2003, it must have positive net income for the first six months of 2004, it must have gross revenues of at least $700,000 for the first six months of 2004, and it must have at least $300,000 in cash and current accounts receivable, less accounts payable, at the effective time of the merger. Pipeline failed to meet the requirement for positive net income for the year ended December 31, 2003. The Board of Directors of Caneum must waive this condition in order to proceed with the merger.

Caneum, Inc.
(formerly, SaiphT Corporation)
Notes to the Pro Forma Financial Statements
September 30, 2004

NOTE 3 – PURCHASE PRICE

The purchase price and its allocation to the underlying assets and liabilities is as follows:

Total Purchase Price
Shares Issued 1,000,000 at $0.75	$750,000
Payments of $50,000 per month for 10 months	500,000
Costs of acquisition	100,000

Total Purchase price	$1,350,000

Allocation of Purchase price
Customer relationships	912,427
Licenses, service marks and intellectual property	30,000
Cash and cash equivalents	203,898
Accounts receivable	427,387
Prepaid expenses and other assets	5,554
Income tax refundable	10,000
Fixed assets, net	27,456
Other assets	11,939
Accounts payable and accrued liabilities	(216,677)
Deferred income tax liability	(61,984)

Total allocated	$1,350,000

The breakdown of the purchase price and the underlying assets acquired is management’s best estimate based on all the information available to it at the time.

Management has valued the 1,000,000 shares at $0.75 each. This was management’s best estimate of the fair value of its common stock at that time the merger was initiated. Management did not engage an unrelated valuation specialist with respect to this transaction. Prior to any merger discussions the last sales of Caneum stock, to an unrelated party, was in connection with a private placement of 1,000,000 shares at $0.75 each. This transaction was completed in October 2003. The consideration of $50,000 per month for 10 months, is to be made pro rata to Pipeline shareholders. These payments are not subject to any performance conditions, will not be kept in escrow and are short-term

Caneum, Inc.
(formerly, SaiphT Corporation)
Notes to the Pro Forma Financial Statements
September 30, 2004

in nature. Management has shown this current liability as “Deferred acquisition payments” on the face of the pro forma balance sheet.

Management considers the book value of Pipeline’s assets and liabilities to be a fair representation of their value. For most of these assets book value is a close approximation of fair value as these assets and liabilities will soon turn to cash or require cash to pay them. For fixed and other assets it is a fair representation of the price at which they could change hands between a willing buyer and seller.

Licenses, service marks and intellectual property have been considered to have an estimated fair value of $30,000. This is based on the estimated market price of specific licenses and intellectual property.

The remaining costs have been allocated to management contracts and customer relationships. Caneum’s purchase price was predicated upon the revenues generated by Pipeline and hence management considers it appropriate to capitalize the customer contracts and relationships that will generate this revenue.

NOTE 4 – INTANGIBLE ASSETS

Caneum will capitalize the following intangible assets which be amortized over the indicated lives with amortization expense as follows:

				Amortization
			Amortization	For nine
			For year	months	Accumulated	Net Book
			ended	ended	Amortization	Value
			December	September	As of	As of
			31, 2003	30, 2004	September	September
Description	Basis	Life	(12 months)	(9 months)	30, 2004	30, 2004
Customer contracts and relationships	$912,427	5	$182,485	$136,864	$319,349	$593,078
Licenses, service marks and intellectual property	30,000	5	6,000	4,500	10,500	19,500

	$942,427		$188,485	$141,364	$329,849	$612,578

Caneum, Inc.
(formerly, SaiphT Corporation)
Notes to the Pro Forma Financial Statements
September 30, 2004

Caneum agreed to purchase Pipeline primarily for its customer contracts and relationships, especially the contract and relationship with its single largest customer,. As stated in Note 2, Caneum will receive other assets and liabilities as part of the agreement. As most of the other assets are readily valued, in cash or cash value, the value of these assets is readily ascertainable. The remaining value, which represents “customer contracts and relationships”, may vary according to the closing value of the closing cash assets. In management’s estimate the remaining amount will represent a fair value of “customer contracts and relationships”

Management has considered SFAS No.141—Business Combinations ,SFAS No142 - Goodwill and Other Intangible Assets, and EITF 02-17 in assigning values to the assets purchased. Management believes that there is no distinct relationship between any individual customer contracts and the customer relationship itself. Additionally while there are contracts in place, management considers the real value to be the relationships and the expectations for future contracts. Management has decided to amortize these assets, in the aggregate, over a life of 5 years, which is management’s estimation of the period over which the assets are expected to contribute directly or indirectly to the future cash flows of Pipeline.

Licenses, service marks and intellectual property have been valued at $30,000 based on the estimated cost of purchasing these items in the open market or creating them. Management has decided to amortize these assets over 5 years.

NOTE 5 – COSTS OF ACQUISITION

Costs of $100,000, which include directly attributable attorney and accounting fees, are anticipated to occur relating to this transaction. As of September 30, 2004, Caneum had incurred $86,150 in costs of acquisition

NOTE 6 – STOCK OPTION PLAN

Pipeline has outstanding options to purchase 2,680,000 shares which were issued under its 2000 Equity Incentive Plan (the “Plan”). Two of the principals of Pipeline hold 2,600,000 of these options and have orally agreed not to exercise them prior to the effective time of the merger. By virtue of the terms of the Plan, these options will lapse and be terminated at the effective time of the merger. The remaining 80,000 options are held by employees. Any of these options which are not exercised prior to the

Caneum, Inc.
(formerly, SaiphT Corporation)
Notes to the Pro Forma Financial Statements
September 30, 2004

effective time of the merger will lapse and be terminated. These 80,000 options were granted to Pipeline employees and had no intrinsic value when they were issued since on the date of the grant the exercise price of the options was greater than or equal to the estimated fair value of the shares.